UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2025

Enovix Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W Warren Avenue Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 695-2350
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Indenture and Notes
On September 10, 2025, Enovix Corporation (the “Company”) completed its previously announced private offering (the “Offering”) of $360 million aggregate principal amount of 4.75% Convertible Senior Notes due 2030 (the “Notes”), which includes the exercise in full of the initial purchasers’ option to purchase up to an additional $60 million principal amount of the Notes. The Notes were issued pursuant to an indenture, dated September 15, 2025 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Notes are general unsecured obligations of the Company and will mature on September 15, 2030, unless earlier converted, redeemed, or repurchased. Interest on the Notes will accrue at a rate of 4.75% per year from September 15, 2025 and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2026. The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding June 15, 2030, only under the following conditions: (1) during any fiscal quarter commencing after the fiscal quarter ending on December 28, 2025 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “Measurement Period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after June 15, 2030, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time, in integral multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing conditions. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.
The conversion rate for the Notes will initially be 89.2160 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $11.21 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 22.5% above the last reported sale price of the Common Stock on The Nasdaq Global Select Market on September 10, 2025. The conversion rate for the Notes is subject to adjustment in some events in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption in respect of the Notes, the Company will, under certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.
The Company may not redeem the Notes prior to September 20, 2028. The Company may redeem for cash all or any portion of the Notes (subject to certain limitations described in the Indenture), at its option, on or after September 20, 2028, if the “liquidity condition” (as defined in the Indenture) is satisfied and the last reported sale price of the Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $150.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. No sinking fund is provided for the Notes.
If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.
The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:
•default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;
•default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
•failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for five business days;
•failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change, and such failure continues for five business days or (ii) notice of certain specified corporate events, and such failure continues for three business days;
•failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;
•failure by the Company to comply with any of the other agreements in the Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;
•default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with principal amount in excess of $50.0 million (or its foreign currency equivalent), in the aggregate of the Company and/or any of the Company’s significant subsidiaries, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and
•certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.
If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, all of the Notes then outstanding shall automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes.
The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.
A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).
The Company’s net proceeds from the Offering were approximately $348.6 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $45.3 million of the net proceeds to pay the cost of the capped call transactions described below.

The Company intends to use the remaining net proceeds of the Offering for general corporate purposes, which may include to fund a portion of the purchase price for potential acquisitions. Although the Company does not currently have any commitments or agreements to make any acquisitions, from time to time it evaluates potential acquisition targets in the battery ecosystem where it believes it could accelerate the adoption of the Company’s batteries into additional markets and customers through the acquisition of businesses or technologies. The Company is currently in preliminary discussions with a number of such companies that it believes could be EBITDA accretive within 12 months following the acquisition and that it believes present potential long-term revenue synergies for its business; however, the Company does not have any current commitments or agreements to make any such acquisitions. Such discussions are in preliminary stages, and there can be no assurances that the Company makes any such acquisitions or that any such acquisition would be consummated and actually result in the accretion or revenue synergies that the Company expects. Please refer to “Risk Factors” in the Company’s Form 10-Q for the quarter ended June 29, 2025 for more information about risks relating to acquisitions.
Capped Call Transactions
In connection with the pricing of the Notes, on September 10, 2025, and on September 11, 2025, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, the Company entered into eight separate capped call transactions, pursuant to the capped call confirmations, in each case in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, with certain of the initial purchasers of the Notes or affiliates thereof and of certain financial institutions (the “Option Counterparties”) with final expirations occurring approximately six months, twelve months, eighteen months and thirty-six months, respectively, after the issuance of the Notes. The capped call transactions are expected generally to offset the interim dilutive impact of the Notes to the Common Stock that would occur (and/or cash payments the Company would be required to make) if the Notes were converted at or near the expiration of each capped call transaction, with such offset subject to a cap. Because the expirations of the capped call transactions do not match the maturity of the Notes, the capped call transactions will not offset the actual dilutive impact of the Notes to the Common Stock and/or the actual cash payments the Company is required to make upon conversion of the Notes.
The cap prices of the capped call transactions relating to the Notes are initially $16.47 at the six month expiry, approximately $17.84 at the twelve month expiry, approximately $18.76 at the eighteen month expiry and $20.13 at the thirty-six month expiry, respectively, which together represent an average premium of 100.0% over the last reported sale price of the Common Stock on The Nasdaq Global Select Market on September 10, 2025, and are subject to certain adjustments under the terms of the capped call transactions.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated September 10, 2025 by and among the Company and the representative of the initial purchasers, as amended.
The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock. Initially, a maximum of 39,344,256 shares of the Company’s Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 109.2896 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01 Other Events.
On September 10, 2025, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On September 11, 2025, the Company issued a press release announcing the pricing of the Offering . A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
Forward-Looking Statements
This Form 8-K contains forward-looking statements including statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Offering of the Notes, the capped call transactions, and the anticipated use of proceeds from the Offering, including the Company’s evaluation of potential acquisition targets that the Company believes could accelerate the adoption of the Company’s batteries into additional markets and customers through the acquisition of businesses or technologies, that Enovix believes could be EBITDA accretive within 12 months following such acquisition and that Enovix believes present potential long-term revenue synergies for its business.
The words anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predict, should, would and similar expressions are intended to identify forward-looking statements. Forward-looking statements represent the Company’s current beliefs, estimates, expectations and plans (including, without limitation, with respect to potential acquisitions) and assumptions only as of the date of this Form 8-K and information contained in this Form 8-K should not be relied upon as representing the Company’s expectations and plans (including, without limitation, with respect to the Company’s use of proceeds to pursue potential acquisitions) and assumptions as of any subsequent date. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to market risks, trends and conditions, as well as the risks summarized in “Risk Factors” in the Company’s Form 10-Q for the quarter ended June 29, 2025 relating to acquisitions. These risks are not exhaustive. Further information on these and other risks that could affect the Company’s results is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 29, 2024, the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2025 and June 29, 2025, and the future reports that the Company may file from time to time with the SEC. The Company assumes no obligation to, and does not currently intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of September 15, 2025, by and between Enovix Corporation and U.S. Bank Trust Company, National Association, as Trustee
4.2	Form of Global Note, representing Enovix Corporation’s 4.75% Convertible Senior Notes due 2030 (included as Exhibit A to the Indenture filed as Exhibit 4.1)
10.1	Form of Confirmation for Capped Call Transactions
99.1	Press release announcing the Offering dated September 10, 2025
99.2	Press announcing the pricing of the Offering dated September 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enovix Corporation

Date:	September 15, 2025	By:	/s/ Arthi Chakravarthy
Arthi Chakravarthy Chief Legal Officer and Head of Corporate Development